EXHIBIT 10.1

AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT, dated as of the 29th day of September, 2005, by and between Amerigon Incorporated, a Michigan corporation (herein called “Company”) and Comerica Bank, a Michigan banking corporation (herein called the “Bank”);

WITNESSETH:

WHEREAS, Company and Bank desire to amend that certain Credit Agreement dated as of November 14, 2002, entered into by and between Company and Bank, as amended by four amendments (hereinafter called “Agreement”) and the Revolving Credit Note (as defined in the Agreement);

NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

The first sentence of Section 1.1 of the Agreement is amended to change the reference to “October 1, 2005” to “November 1, 2005.”

The first sentence of Section 1.2 of the Agreement is amended to read in its entirety as follows:

“1.2 The Revolving Credit Note shall mature on November 1, 2005, and the balance from time to time outstanding shall bear interest at a per annum rate equal to the Bank’s Prime Rate (as defined below), plus the applicable margin, as determined by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.2.”

The Revolving Credit Note is amended to extend the maturity date of the Revolving Credit Note to November 1, 2005.

Company hereby represents and warrants that, after giving effect to the amendments contained herein (a) execution, delivery and performance of this Amendment and any other documents and instrument required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approve of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 3.1 through 3.4 and 3.6 through 3.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 3.5 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 4.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank and (b) execution by BSST LLC of the attached Acknowledgment.

Except as modified hereby, all of the terms and conditions of the Agreement and the Revolving Credit Note shall remain in full force and effect.

WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK		AMERIGON INCORPORATED

By:	/s/ STEVE J. MCCORMACK	By:	/s/ BARRY STEELE

Its:	Vice President	Its:	Chief Financial Officer

ACKNOWLEDGMENT

BSST LLC hereby acknowledges that the Guaranty dated November 14, 2002 in favor of Comerica Bank with respect to the obligations of Amerigon Incorporated remains in full force and effect in accordance with its terms and that BSST LLC’s obligations thereunder are not subject to any defense, offset or counterclaim.

BSST LLC

By:	/s/ SADNY F. GROUF

Its:	Chief Financial Officer

Dated: September 29, 2005